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                                                                   EXHIBIT 10.37


                              CONSULTING AGREEMENT

         This Agreement is made as of _____________, 1999 by and between ACME Communications, Inc., a Delaware corporation (the "Company") and Jamie Kellner, ("Executive").

                                    RECITALS

         A. The Company wishes to engage Executive's services as a consultant to the Company and Executive is willing to undertake such engagement on the terms and conditions set forth herein.

         In consideration of the premises, the parties agree as follows:

                                 1. CONSULTING.

         The Company hereby engages Executive as a consultant to perform such management and executive duties on behalf of the Company as the Board of Directors of the Company may from time to time determine. Consultant title will be "Chairman and Chief Executive Officer" and he will be free to control the time and manner in which he performs his duties.

                                   2. DUTIES.

         Executive hereby accepts such engagement and agrees that throughout the period of his employment hereunder, he will devote such of his time, attention, knowledge and skills necessary to faithfully, diligently and to the best of his ability acquit his responsibilities in furtherance of the business of the Company. There is no minimum time commitment required hereunder. Executive acknowledges that he is an independent contractor and agrees to be responsible for payment of all taxes due on the payments to him hereunder and to file any necessary state and federal tax forms and returns in connection therewith.

                                    3. TERM.

         Executive will be employed until June 16, 2002, unless Executive's employment is terminated before that date pursuant to the provisions hereof or extended in accordance with the next sentence. The Company will have the option to extend the term of Executive's employment until September 29, 2003. The Company must give Executive notice of its exercise of its extension option by March 16, 2002. If the extension option is exercised, Executive's then current Base Salary would be increased by 10% for the period of the extension. If the extension option is not exercised, vesting of all of Executive's options granted as of the date this Agreement becomes effective will accelerate and become immediately exercisable on June 16, 2002.


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                                4. COMPENSATION.

         As compensation for his services hereunder, the Company will pay Executive the following:

         4.1 CONSULTING FEES. For 1999, Executive's annual consulting fee will be $175,000. On January 1, 2000, Executive's annual consulting fee will increase to $250,000 payable semi-monthly. Beginning January 1, 2000, Executive's annual consulting fee will increase annually as of January 1 by the amount of the increase in the Consumer Price Index (All Urban Consumers) during the previous year, and (b) will be reviewed annually by the Company's Compensation Committee to determine whether an additional increase is appropriate.

         4.2 PERFORMANCE BONUS. The Company's Compensation Committee will recommend to the Company's Board of Directors for the Board's adoption no later than November 30, 1999 a cash incentive plan under which Executive will be eligible to receive awards. No later than January 1, 2000, Executive will be awarded cash incentives under such plan if Executive meets performance targets during fiscal 2000.

         4.3 OTHER BONUSES.

         (a) On January __, 2000, Executive will receive a $1,070,000 special, one-time bonus.

         (b) Executive will be eligible to receive additional annual bonuses to the extent, if any, awarded by the Company's Compensation Committee.

         4.4 ADDITIONAL BENEFITS. Executive will be provided a leased vehicle to be acquired in a "trade deal" (i.e. non-cash); provided, however, that the Compensation Committee will have the discretion to determine the value of such trade deal.

                               5. REIMBURSEMENT.

         The Company will reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder or in the business of the Company.

                 6. NON-COMPETITION AND BUSINESS OPPORTUNITIES.

         6.1 COMPETITIVE ENTERPRISE. While rendering services to the Company, and for a period of twelve (12) months after termination of consultant status for any reason, Executive must not, without the express written consent of the Board, directly or indirectly, engage in any activity that is, or participate or invest in or assist (whether as owner, part-owner, stockholder, partner, director, officer, trustee, employee, agent, independent contractor or consultant, or in any other capacity) a Competitive Enterprise. "Competitive Enterprise" means any entity that operates television stations, cable distribution systems or other video broadcast or distribution enterprises exclusively in a designated market area ("DMA") where the Company or any affiliate (as defined in the Securities Exchange Act of 1934) of the Company owns and/or operates stations.

         6.1.1 EXCEPTIONS. Notwithstanding the foregoing, nothing in this
Section 6 will prohibit Executive, after termination of Executive's consultant status, from


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engaging in any activity on behalf of, or being employed in any capacity by, a group television station operator so long as no more than 5% of such operator's revenues result from a Competitive Enterprise. Executive must not, until July 1, 2000, own any equity interests in any privately-held television enterprise or more than 5% of the equity interests in any publicly-held television enterprise if, in either case, such enterprise is engaged in a Competitive Enterprise.

         6.1.2 CORPORATE OPPORTUNITY. Executive agrees, while serving as an officer of the Company, to offer or otherwise make known or available to the Company without compensation or consideration, any business prospects, contracts or other business opportunities that Executive may discover, find, develop or otherwise have available to acquire, own or manage any television stations, cable distribution systems or other video broadcast or distribution enterprises that could deliver WB Network programming for DMAs 20 to 100, excluding any Web Network opportunities controlled by The WB Network and/or Time Warner (such prospects, contracts or opportunities are referred to as "Television Station Opportunities"), and further agrees that any such Television Station Opportunities will be the property of the Company; provided, however, that, the following will be excluded from Television Station Opportunities:

         (a) the ownership and development of certain construction permits resulting from the applications for spectrum allocation requests identified on Schedule 6.1.2;

         (b) opportunities presented by Executive to unaffiliated third party entities in which Executive does not then have, and does not during the term of this Agreement acquire, any equity interest or other investment or any type of incentive phantom equity or other compensation arrangement; and

         (c) opportunities by an entity in which Executive has, or may in the future acquire, any equity interest or investment or any type of incentive, phantom equity or other compensation arrangement (a "Kellner Affiliate") so long as

                  (i) Executive is not and does not become the chairman or chief executive officer of such entity;

                  (ii) the Company has rejected such opportunity in writing within seven (7) business days of receipt of Executive's written notice to the Company of such opportunity; and

                  (iii) the entity acquires the opportunity at a purchase price and on all other terms no more favorable to such third party than those that were offered to the Company; and

                  (iv) the Company is given the opportunity to acquire up to 30% of Executive's interests in such Kellner Affiliate on substantially the same terms offered to Kellner.


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         6.1.3 NON-SOLICITATION. Executive must not, until the second anniversary his employee status is terminated, whether on behalf of a Competitive Enterprise or otherwise, hire or attempt to hire any officer or other senior employee of the Company or any affiliate of the Company or encourage any officer or other senior employee of the Company or any affiliate of the Company to terminate his or her relationship with the Company or any affiliate of the Company.

                                7. TERMINATION.

         7.1 DEATH; DISABILITY. If Executive's consulting services are terminated by reason of Executive's death or disability, Executive or his estate will be entitled to one year's severance, based upon the Consulting Fee in effect at the date of termination, payable in monthly installments in advance.

         7.2 WITHOUT CAUSE. If Executive's engagement is terminated by the Company, without Cause, as that term is defined below, he will be entitled to receive severance for a period of 18 months, based upon his Consulting Fee in effect at the time of his termination, payable in monthly installments in advance.

         RESIGNATION; FOR CAUSE. If Executive's engagement is terminated as a result of his resignation, termination for Cause, he will not be entitled to any severance payments.

         7.3 CAUSE DEFINED. "Cause" will be determined by the Board and will mean: (A) the conviction of Executive of, or a plea of guilty or nolo contendere entered by or on behalf of Executive with respect to, a felony or crime, where such felony or crime involves moral turpitude or where such conviction or plea is likely to have a material adverse effect on the Company or upon the Executive's ability to perform his duties as an Executive of the Company; (B) fraud, embezzlement or other act of dishonesty by Executive with respect to the Company; (C) the continued willful refusal or neglect of Executive to perform or discharge any substantial portion of his duties and responsibilities for a period in excess of thirty (30) days, which willful refusal or neglect continues for an additional thirty (30) day after written notice to the Executive from the Company with regard thereto; (D) intentional and willful violation by Executive of any rule, regulation or policy of the Federal Communications Commission ("FCC") that would reasonably be expected to (i) result in a material loss to the Company, (ii) result in the termination, cancellation or suspension of any of the Company's material FCC licenses or permits, or (iii) otherwise have a material adverse effect on the Company's business or financial condition; or
(iv) the material breach (after expiration of any notice and cure period) of this Agreement.

                 8. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES.

         Executive represents and warrants to the Company that: (A) the Executive has the unfettered right to enter into this Agreement on the terms and subject to the conditions hereof and (B) neither the execution and delivery of this Agreement nor the performance by Executive of any of Executive's obligations hereunder constitute or will constitute a violation or breach of


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or a default under any agreement, arrangement or understanding or any other restriction of any kind to which Executive is a party or by which Executive is bound.

                                  9. INSURANCE

         The Company will have the right to take out life, health, accident, "Key-man" or other insurance covering Executive in the name of the Company and at the Company's expense in any amount deemed appropriate by the Company. Executive will assist the Company in obtaining such insurance, including, but not limited to, submitting to any reasonably required medical examination.


                      10. LIMITATION ON SEVERANCE PAYMENT

         If the vesting of any options or other awards granted to Executive under any incentive plan upon a change in control event (as defined under the Company's 1999 Stock Incentive Plan) together with all other payments and the value of any benefit received or to be received by Executive would result in all or a portion of such payments to be subject to excise tax under Section 4999 of the Internal Revenue Code (the "Code"), then Executive's payments will be either
(a) the full payments or (b) such lesser amount that would result in no portion of the payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the excise tax imposed by
Section 4999 of the Code, results in the receipt by Executive, on an after-tax basis, of the greatest amount of the payments notwithstanding that all or some portion of the payments may be taxable under Section 4999 of the Code. Executive will be entitled to receive the foregoing full payments, however, only if the excess of (c) the "parachute payments" as defined in Section 280G(b)(2) of the Code, over (d) 2.99 times Executive's "base amount" as defined in Section 280G(b)(3) of the Code exceeds the sum of (x) the greater of (i) $100,000 or
(ii) ten (10) percent of the payments under this Agreement plus (y) the excise tax imposed under Section 4999 of the Code, plus (z) the applicable federal, state, and local employment taxes and income taxes imposed on the excess of (i) the "parachute payments" as defined in Section 280G(b)(2) of the Code, over (ii)
2.99 times Executive's "base amount" as defined in Section 280G(b)(3) of the Code. All determinations required to be made under this Section will be made by any nationally recognized accounting firm that is the Company's outside auditor at the time of such determination (the "ACCOUNTING FIRM"). The Company will cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and Executive. Notice must be given to the Accounting Firm within fifteen (15) business days after an event entitling Executive to a payment under this Agreement. All fees and expenses of the Accounting Firm will be borne solely by the Company. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).


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                         11. OWNERSHIP OF WORK PRODUCT.

         If Executive conceives of, discovers, invents or creates inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not that relate exclusively to the business of the Company as opposed to other broadcasters (all of the foregoing being collectively referred to herein as "WORK PRODUCT"), unless Company otherwise agrees in writing, all of the foregoing will be owned by and belong exclusively to Company and Executive will have no personal interest therein, if they are either related exclusively to the business of the Company as opposed to other broadcasters, or are conceived or made on solely Company's time or with the use of Company's facilities or materials. Executive will further, unless Company otherwise agrees in writing, (a) promptly disclose any such Work Product to Company; (b) assign to Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of Executive's inventorship or creation in any appropriate case. Executive will not to assert any rights to any Work Product as having been made or acquired by Executive before the date of this Agreement except for Work Product, if any, disclosed to and acknowledged by Company in writing before the date of this Agreement.

                              12. CONFIDENTIALITY.

         Executive will hold all Confidential Information in a fiduciary capacity for the benefit of the Company. After termination of Executive's employment, Executive will not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it.

                             13. ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties or any of them. There are no representations, warranties, agreements or understandings other than those expressly contained herein. No termination, alteration, modification, variation or waiver of this Agreement or any of the provisions hereof shall be effective unless in writing and signed by the party against whom enforcement thereof is sought.

                                  14. NOTICE.

         Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, return receipt and postage prepaid, hand delivered, overnight delivery service or sent by telephone facsimile as follows:


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If to the Company, to it at:

                  ACME Communications, Inc.
                  2101 E. Fourth Street, Suite 202
                  Santa Ana, CA 92705
                  Attention: Tom Allen
                  Facsimile No.: (714) 245-9494

If to Executive, to him at:


                  ----------------------------------

                  ----------------------------------


Either of the parties may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Section. The date of the giving of any notice sent by mail will be the date of the posting of the mail; by any other means of delivery it shall be the date of receipt.

                                15. ASSIGNMENT.

         Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive or Company.

                                  16. WAIVER.

         No course of dealing nor any delay on the part of the Company in exercising any rights hereunder will operate as a waiver of any such rights. No waiver of any default or breach of this Agreement will be deemed a continuing waiver or a waiver of any other breach or default.

                               17. GOVERNING LAW.

         This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed entirely therein.

                               18. SEVERABILITY.

         Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, paragraphs or parts of this Agreement which can be effected without such illegal clause, paragraph or part shall nevertheless remain in full force and effect. If, in the opinion of any court, any clause, section or part of this Agreement is unreasonable or unenforceable, such court shall have the right, power and authority to excise or modify such provisions, or portions thereof, of this Agreement as the court shall find not be reasonable or enforceable and to enforce the remainder of such clause, section or part as so excised or modified.


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                              19. BINDING EFFECT.

         This Agreement will be binding upon and inure to the benefit of the Company, Executive and Executive's heirs and personal representatives.

                                 20. HEADINGS.

         The headings of the sections of this Agreement are inserted for convenience only and do not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.


ACME Communications, Inc.


- --------------------------------
By:  Thomas D. Allen
     Chief Financial Officer



- --------------------------------
Jamie Kellner


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